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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 14, 1999
                               (AUGUST 31, 1999)

                             ----------------------

                        GRANITE BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                        0-19728                13-3458782
(STATE OR OTHER JURISDICTION          (COMMISSION             (IRS EMPLOYER
    OF INCORPORATION)                 FILE NUMBER)          IDENTIFICATION NO.)



                           767 THIRD AVENUE, 34TH FLOOR
                             NEW YORK, NEW YORK 10017
                                 (212) 826-2530

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 31, 1999, Granite Broadcasting Corporation (the "Company") sold the assets of KEYE-TV, the CBS affiliated station serving the Austin, Texas television market ("KEYE"), to CBS Corporation ("CBS") for a purchase price of $160 million, subject to certain adjustments. The terms and conditions of such disposition were negotiated on an arms length basis and were set forth in that certain Purchase and Sale Agreement, dated as of April 28, 1999 (the "KEYE Sale Agreement"), among the Company, certain of the Company's subsidiaries and CBS. The assets sold by the Company included, without limitation, all real property owned or held by the Company and certain of its subsidiaries in connection with the business and operations of KEYE and all broadcasting and other equipment, office furniture, fixtures, tapes, machinery, office materials and supplies, spare parts, tubes and other tangible personal property owned or held by the Company and its subsidiaries in connection with the business and operations of KEYE.

     The KEYE Sale Agreement, filed as Exhibit 1 to the Company's Current Report on Form 8-K, dated and filed with the Commission on May 11, 1999, is hereby incorporated by reference herein.

                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable

             ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                 Not Applicable

                              ITEM 5. OTHER EVENTS

                                 Not Applicable

                 ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

                                 Not Applicable

                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

C.       EXHIBIT.

                      Press Release, dated August 31, 1999.

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                          ITEM 8. CHANGE IN FISCAL YEAR

                                 Not Applicable


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              GRANITE BROADCASTING CORPORATION



     Dated:  September 14, 1999             By:   /s/ Lawrence I. Wills
                                               -------------------------------
                                            Name:  Lawrence I. Wills
                                            Its:   Vice President - Finance
                                                   and Controller



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                                  EXHIBIT INDEX

                      Press Release, dated August 31, 1999.